                                                                     EXHIBIT 21

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Subsidiaries of the Company, as of January 31, 2003

                                                                               % owned by
                                                               Organized under immediate
                      Subsidiary                                   laws of       parent
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
Baxter International Inc...................................... Delaware
   Baxter Healthcare Corporation.............................. Delaware            100
       BioLife Plasma Services L.P............................ Pennsylvania         99(2)
       Baxter Pharmaceutical Solutions LLC.................... Delaware             99(2)
       Epic Therapeutics, Inc................................. Massachusetts       100
   Baxter World Trade Corporation............................. Delaware            100
       Baxter Services Corporation............................ Delaware            100(3)
          Baxter Healthcare Corporation of Puerto Rico........ Alaska              100
       Baxter Biotech Holding AG.............................. Switzerland         100
          Baxter Healthcare Pte. Ltd.......................... Singapore           100
              Baxter World Trade S.A.......................... Belgium           58.71(2)
          Baxter Healthcare S.A............................... Switzerland         100(1)
              Baxter World Trade S.A.......................... Belgium           41.28(2)
              Baxter Trading GmbH............................. Switzerland         100
                  Baxter Trading GmbH......................... Austria             100
                      Baxter AG............................... Austria             100
                          Baxter Vaccine AG................... Austria             100
       Baxter Corporation..................................... Canada              100
       Baxter Export Corporation.............................. Nevada              100
       Baxter Deutschland Holding GmbH........................ Germany             100
          Baxter Deutschland GmbH............................. Germany             100
       Baxter Healthcare (Holdings) Limited................... United Kingdom    99.99(2)
          Baxter Healthcare Limited........................... United Kingdom    99.99(2)
       Baxter Holdings Limited................................ Japan               100
          Baxter Limited...................................... Japan               100
       Baxter Representacoes Ltda............................. Brazil              100(1)
          Baxter Hospitalar Ltda.............................. Brazil            99.99(2)
       Baxter S.A............................................. Belgium           99.33(1)(2)
          Baxter Sweden AB.................................... Sweden            99.99(2)
              Althin Medical AB............................... Sweden               44(2)
          Baxter Dialysis Holding AB.......................... Sweden              100
              Althin Medical AB............................... Sweden               56(2)
          Baxter S.A.S........................................ France            64.58(2)
       Baxter Travenol S.A.S.................................. France            99.98(2)
          Baxter S.A.S........................................ France            35.42(2)
       Baxter S.A. de C.V..................................... Mexico             99.9(2)
       Baxter Holding Mexico, S. de R.L. de C.V............... Mexico              100
       Laboratorios Baxter S.A................................ Colombia            100
       Baxter S.p.A........................................... Italy             99.98(2)
          Bieffe Medital S.p.A................................ Italy             99.23
       Baxter Biosciences AG.................................. Switzerland         100

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Subsidiaries omitted from this list, considered in aggregate as a single subsidiary, would not constitute a significant subsidiary. All subsidiaries set forth herein are reported in the Company's financial statements through consolidation or under the equity method of accounting.

                                    * * * * *

(1)  Including nominee shares.
(2) Remaining shares owned by the Company, or other subsidiaries of the Company.
(3)  Of common stock, with preferred stock held by Baxter Healthcare
Corporation.